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[LOGO] PHOENIX   PHL VARIABLE INSURANCE COMPANY
                 A Stock Company

EARNINGS ENHANCEMENT DEATH BENEFIT ENDORSEMENT

This endorsement is attached to and made a part of the contract identified below. Except as stated in this endorsement, it is subject to all of the provisions contained in the contract. The endorsement becomes effective on the Contract Date, and may not be issued subsequent to the Contract Date.

Owner:                                     [John Doe]
Contract Number:                           [13000000]
Maximum Earnings Enhancement Benefit Age   [76]
Relief Amount Threshold Age                [70]

The section of the contract entitled "Death Benefit of the Contract" is deleted and replaced with the following:

Death Benefit of the Contract

The death benefit under this contract is equal to Death Benefit Option 3:
Earnings Enhancement Benefit (as defined below.)

Death Benefit Option 3: Earnings Enhancement Benefit

This death benefit is based on the Age of the Owner on the Contract Date. If there is more than one Owner, it is based on the Age of the oldest Owner.

If the Owner has not attained the Relief Amount Threshold Age on the Contract Date, the death benefit is equal to A or B, whichever is greater, where:

     A is 100% of premium payments, less Adjusted Withdrawals (as defined below).

     B is the Contract Value next determined following receipt of a certified copy of the death certificate at our Annuity Operations Division, plus 40% of the Relief Amount (as defined below).

If the Owner has attained the Relief Amount Threshold Age but not yet attained the Maximum Earnings Enhancement Benefit Age on the Contract Date, the death benefit is equal to A or B, whichever is greater, where:

     A is 100% of premium payments, less Adjusted Withdrawals (as defined below).

     B is the Contract Value next determined following receipt of a certified copy of the death certificate at our Annuity Operations Division, plus 25% of the Relief Amount (as defined below).

If the contract is not owned by a natural person, the Age of the Annuitant on the Contract Date will be used to calculate the death benefit.

If the spouse elects to continue the contract under Death Benefit Option 3, the death benefit under the continued contract will be calculated based on the surviving spouse's attained Age as of the date we continue the contract.

The term "Maximum Earnings Enhancement Benefit Age" means the age of the Owner on the Contract Date at which the Earnings Enhancement Benefit is no longer available.

The term "Relief Amount Threshold Age" means the age at which the Relief Amount percentage is reduced.

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Adjusted Withdrawals

The Adjusted Withdrawal is calculated for each withdrawal as the product of A multiplied by B where:

     A is the ratio of the amount of the withdrawal to the Contract Value on the date of (but prior to) the withdrawal.

     B    is the death benefit on the date of (but prior to) the withdrawal.

Relief Amount

The Relief Amount is equal to the Contract Value less Modified Premium Payments (as defined below), not to exceed the following maximum amount:

     If the oldest Owner has not attained the Relief Amount Threshold Age on the Contract Date, the maximum Relief Amount is 200% multiplied by (A minus B), where:

     A is the sum of Modified Premium Payments made prior to the date the death benefit is calculated.

     B is the sum of premium payments made during the 12 months prior to the date the death benefit is calculated.

If the oldest Owner has attained the Relief Amount Threshold Age but not yet attained the Maximum Earnings Enhancement Benefit Age on the Contract Date, the maximum Relief Amount is 100% multiplied by (A minus B, but not less than zero), where:

     A is the sum of Modified Premium Payments (defined below) made prior to the date the death benefit is calculated.

     B is the sum of premium payments made during the 12 months prior to the date the death benefit is calculated.

Modified Premium Payments

Modified Premium Payments are equal to the sum of all premium payments made, less the amount that the Gross Withdrawal exceeds Earnings.

                                        PHL Variable Insurance Company


                                        [/s/ John H. Beers]
                                        ------------------------------
                                        [Secretary]

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